                                                                      EXHIBIT 99

                           [THE BANC CORPORATION LOGO]

           THE BANC CORPORATION ANNOUNCES SECOND QUARTER 2005 RESULTS

            BIRMINGHAM, ALABAMA, JULY 28, 2005: The Banc Corporation (NASDAQ-NMS: TBNC) announced today its 2005 second quarter results of operations. The Banc Corporation reported net income for the quarter ended June 30, 2005 of $560,000, compared to net income of $1.1 million for the quarter ended June 30, 2004.

      During the quarter ended June 30, 2005 the Corporation incurred additional management separation charges of $2.0 million (after-tax), or $0.11 per common share, which primarily includes contract buy-out payments and vesting of restricted stock for two executives in connection with the management transition that began in January 2005. The Corporation previously announced on July 21 the buy-out of these contracts effective June 30, 2005. In addition, the Corporation received insurance proceeds of $3.2 million (after-tax), or $0.17 per common share during the second quarter relating to claims arising from previous fraud losses.

      The Corporation provided $1.5 million to the allowance for loan losses during the second quarter. Net charge-offs for the second quarter were $2.2 million. The Corporation also realized additional losses on other real estate of approximately $1.0 million during the second quarter primarily related to a single property on which an updated appraised value was obtained. Other real estate totaled $1.5 million as of June 30, 2005 down from $4.9 million as of December 31, 2004.The allowance for loan losses at June 30, 2005 was $12.3 million, or 1.36% of loans, net of unearned income compared to $12.5 million or 1.34% of loans, net of unearned income at December 31, 2004. Non-performing assets ("NPA's") declined to 0.86% of total loans plus NPA's as of June 30, 2005 compared to 1.32% of total loans plus NPA's as of December 31, 2004.

      At June 30, 2005, The Banc Corporation had total assets of $1.38 billion compared to $1.42 billion at December 31, 2004. Loans, net of unearned income, decreased $32 million or 3.36% to $903 million at June 30, 2005 from $935 million at December 31, 2004. Investment securities decreased $24 million or 8.3% to $264 million at June 30, 2005 from $288 million at December 31, 2004. Deposits decreased 2.5% to $1.04 billion at June 30, 2005 from $1.07 billion at December 31, 2004. These declines reflect the Corporation's strategy of deleveraging the balance sheet and focusing on deposit and loan mix realignment which management expects will improve net interest margin. Stockholders' equity increased $1.2 million or 1.2% to $101.7 million at June 30, 2005 from $100.5 million at December 31, 2004.

      Net (loss) income per common share for the three and six-month periods ended June 30, 2005 and 2004 was as follows:

                                                        For the Three Month     For the Six Month Period
                                                           Period Ended                  Ended
                                                             June 30,                   June 30,
                                                       (In thousands, except   (In thousands, except per
                                                          per share data)             share data)
                                                       ---------------------   -------------------------
                                                         2005         2004         2005          2004
                                                       ---------   ---------   ------------   ----------
Net income (loss)                                      $     560   $   1,064   $     (7,456)  $    2,292

Less:
  Preferred stock dividends                                  305         217            305          217
  Effect of early conversion of preferred stock            2,006           -          2,006            -
                                                       ---------   ---------   ------------   ----------

Net (loss ) income  available to common stockholders   $  (1,751)  $     847   $     (9,767)  $    2,075
                                                       =========   =========   ============   ==========
Net (loss) income per  common share
  Basic                                                $   (0.09)  $    0.05   $      (0.53)  $     0.12
  Diluted                                              $   (0.09)  $    0.05   $      (0.53)  $     0.11

      Net (loss) income available to common stockholders and net (loss) income per common share reflect the effects of the early conversion of 62,000 shares of the Corporation's convertible preferred stock into 775,000 shares of common stock at a conversion price of $8.00 per share. Such conversion was effective as of June 30, 2005. As a result of such conversion, the excess of the market value of the common stock issued at the date of conversion over the aggregate conversion price is reflected as a reduction in retained earnings with a corresponding increase in surplus, thereby reducing net income available to common stockholders for purposes of calculating earnings per share. This non-cash charge did not affect total stockholders' equity. As a result of this conversion, the Corporation will not be declaring preferred stock dividends in future quarters; thereby increasing net income available to common stockholders over the amounts that would have been available had the preferred stock remained outstanding.

      The Banc Corporation is a $1.38 billion community bank holding company headquartered in Birmingham, Alabama. The principal subsidiary of The Banc Corporation is The Bank, a southeastern community bank. The Bank has a total of twenty-six branches, with nineteen locations throughout the state of Alabama and seven locations along Florida's eastern panhandle. The Bank also has a loan production office in Montgomery, Alabama.

      Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and
Section 27A of the Securities Act of 1933. The Banc Corporation cautions that such "forward looking statements," wherever they occur in this document or in other statements attributable to The Banc Corporation are necessarily estimates reflecting the judgment of The Banc Corporation's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward looking statements." Such "forward looking statements" should, therefore, be considered in light of various important factors set forth from time to time in The Banc Corporation's reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such "forward looking statements," some of those factors include general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by The Banc Corporation; and changes in the loan portfolio and the deposit base of The Banc Corporation.

      The Banc Corporation disclaims any intent or obligation to update "forward looking statements."

      More information on The Banc Corporation and its subsidiaries may be obtained over the Internet, http://www.the-banc.com or by calling 1-877-326-BANK
(2265).

FOR MORE INFORMATION CONTACT:

Company Contact: David R. Carter, Executive Vice President & Chief Financial Officer, Tel. # (205) 327-3503

                              THE BANC CORPORATION
                  UNAUDITED SUMMARY CONSOLIDATED FINANCIAL DATA
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           As of and for the Three Months
                                                                                 Ended June 30,
                                                                           ------------------------------
                                                                                2005             2004
                                                                           -------------    -------------
SELECTED  AVERAGE  BALANCES :
Total assets                                                               $   1,402,071    $   1,270,425
Loans, net of unearned income                                                    945,407          869,376
Investment securities                                                            258,492          186,387
Total interest-earning assets                                                  1,241,321        1,121,378
Noninterest-bearing deposits                                                      92,120           87,153
Interest-bearing deposits                                                        968,465          865,952
Advances from FHLB                                                               146,090          156,090
Federal funds borrowed and security repurchase agreements                         40,134           15,220
Junior subordinated debentures owed to unconsolidated subsidiary trusts           31,959           31,959
Total interest-bearing liabilities                                             1,190,537        1,071,081
Stockholders' Equity                                                             101,058          100,548

PER SHARE DATA:
Net income (loss) - basic (1)                                              $       (0.09)   $        0.05
                          - diluted (1)(2)                                 $       (0.09)   $        0.05
Weighted average shares outstanding - basic                                       18,726           17,578
Weighted average shares outstanding - diluted (2)                                 18,726           18,487
Common book value per share at period end                                  $        5.20    $        5.30
Tangible common book value per share at period end                         $        4.58    $        4.59
Preferred shares outstanding at period end (1)                                         -               62
Common shares outstanding at period end                                           19,551           17,729

PERFORMANCE RATIOS AND OTHER DATA:
Return on average assets (3)                                                       0.16%            0.34%
Return on average stockholders' equity (3)                                          2.22             4.26
Net interest margin (3)(4)(5)                                                       3.19             3.42
Net interest spread (3)(5)(6)                                                       3.07             3.31
Noninterest income to average assets (3)(7)                                         0.81             0.87
Noninterest expense to average assets (3)(8)                                        3.58             3.54
Efficiency ratio (9)                                                               91.15            91.64
Average loan to average deposit ratio                                              89.14            91.22
Average interest-earning assets to average
   interest bearing liabilities                                                   104.27           104.70

ASSETS QUALITY RATIOS:
Allowance for loan losses to nonperforming loans                                 195.08%           86.32%
Allowance for loan losses to loans, net of unearned
     income                                                                         1.36             2.27
Nonperforming assets("NPA's") to loans plus NPA's, net of unearned
     income                                                                         0.86             3.38
Nonaccrual loans to loans, net of unearned income                                   0.67             2.46
Net loan charge-offs to average loans (3)                                           0.93             1.12
Net loan charge-offs as a percentage of:
   Provision for loan losses                                                      146.27                -
   Allowance for loan losses (3)                                                   71.76            48.45

                                                                          As of and for the Six Months   As of and for the Year
                                                                                  Ended June 30,            Ended December 31,
                                                                          ----------------------------   ----------------------
                                                                              2005            2004                 2004
                                                                          -------------   ------------       --------------
SELECTED  AVERAGE  BALANCES :
Total assets                                                              $   1,418,673   $  1,239,655       $    1,296,574
Loans, net of unearned income                                                   949,626        863,800              894,406
Investment securities                                                           270,802        172,669              207,864
Total interest-earning assets                                                 1,259,116      1,094,781            1,150,361
Noninterest-bearing deposits                                                     93,792         84,200               88,695
Interest-bearing deposits                                                       978,742        839,144              881,799
Advances from FHLB                                                              147,692        155,898              155,994
Federal funds borrowed and security repurchase agreements                        44,715         14,822               25,226
Junior subordinated debentures owed to unconsolidated subsidiary trusts          31,959         31,959               31,959
Total interest-bearing liabilities                                            1,207,024      1,043,709            1,096,810
Stockholders' Equity                                                            100,987        100,327              100,915

PER SHARE DATA:
Net income (loss) - basic (1)                                             $       (0.53)  $       0.12       $         0.04
                                      - diluted (1)(2)                    $       (0.53)  $       0.11       $         0.04
Weighted average shares outstanding - basic                                      18,562         17,569               17,583
Weighted average shares outstanding - diluted (2)                                18,562         18,532               17,815
Common book value per share at period end                                 $        5.20   $       5.30       $         5.31
Tangible common book value per share at period end                        $        4.58   $       4.59       $         4.62
Preferred shares outstanding at period end (1)                                        -             62                   62
Common shares outstanding at period end                                          19,551         17,729               17,750

PERFORMANCE RATIOS AND OTHER DATA:
Return on average assets (3)                                                      (1.06)%         0.37%                0.09%
Return on average stockholders' equity (3)                                       (14.89)          4.59                 1.18
Net interest margin (3)(4)(5)                                                      3.13           3.39                 3.31
Net interest spread (3)(5)(6)                                                      3.01           3.28                 3.20
Noninterest income to average assets (3)(7)                                        0.74           0.88                 0.82
Noninterest expense to average assets (3)(8)                                       3.29           3.62                 3.52
Efficiency ratio (9)                                                              90.20          92.38                91.72
Average loan to average deposit ratio                                             88.54          93.55                92.16
Average interest-earning assets to average
   interest bearing liabilities                                                  104.32         104.89               104.88

ASSETS QUALITY RATIOS:
Allowance for loan losses to nonperforming loans                                195.08%         86.32%              169.36%
Allowance for loan losses to loans, net of unearned
     income                                                                        1.36           2.27                 1.34
Nonperforming assets("NPA's") to loans plus NPA's, net of unearned
     income                                                                        0.86           3.38                 1.32
Nonaccrual loans to loans, net of unearned
     income                                                                        0.67           2.46                 0.68
Net loan charge-offs to average loans (3)                                          0.54           1.16                 1.52
Net loan charge-offs as a percentage of:
   Provision for loan losses                                                     112.44              -             1,395.49
   Allowance for loan losses (3)                                                  41.60          49.77               108.47

(1)- Earnings per share for the three- and six-month periods ended June 30, 2005 has been calculated on net income (loss) adjusted for preferred stock dividends of $305,000 and the effect of the preferred stock conversion totaling $2,006,000. Earning per share for the twelve month period ended December 31, 2004 has been calculated on net income adjusted for preferred stock dividends of $446,000.

(2)- Common stock equivalents ("CSE's") of 1,387,000 and 1,357,000 were not included in computing diluted earnings per share for the three- and six-month periods ended June 30, 2005, resepectively. CSE's of 775,000 were not included for the twelve-month period ended December 31, 2005. These CSE's were not included because their effects were anti-dilutive.

(3)- Annualized for the three- and six-month periods ended June 30, 2005 and 2004.

(4)- Net interest income divided by average earning assets.

(5)- Calculated on a taxable equivalent basis.

(6)- Yield on average interest-earning assets less rate on average interest-bearing liabilities.

(7)- Noninterest income has been adjusted for certain nonrecurring items such as gain on sale of branches, insurance proceeds and investment security gains(losses).

(8)- Noninterest expense has been adjusted for certain nonrecurring items such as loss on sale of assets and management separation costs.

(9)- Efficiency ratio is calculated by dividing noninterest expense, adjusted for management separation costs, losses on other real estate and the loss on sale of assets, by noninterest income, adjusted for gain on sale of branches,insurance proceeds and investment security gains (losses), plus net interest income on a fully tax equivalent basis.

                      THE BANC CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (DOLLARS IN THOUSANDS)

                                                                                                      AS OF
                                                                                     ----------------------------------------
                                                                                              JUNE 30,           DECEMBER 31,
                                                                                     -------------------------
                                                                                        2005          2004           2004
                                                                                     -----------   -----------   ------------
                                                                                     (UNAUDITED)   (UNAUDITED)
ASSETS
Cash and due from banks                                                              $    29,651   $    26,048   $     23,489
Interest-bearing deposits in other banks                                                   4,769        16,795         11,411
Federal funds sold                                                                         7,595        18,000         11,000
Investment securities available for sale                                                 264,178       200,357        288,308
Mortgage loans held for sale                                                              29,822         3,610          8,095
Loans, net of unearned income                                                            903,456       889,371        934,868
Less: Allowance for loan losses                                                          (12,263)      (20,180)       (12,543)
                                                                                     -----------   -----------   ------------
     Net loans                                                                           891,193       869,191        922,325
                                                                                     -----------   -----------   ------------
Premises and equipment, net                                                               55,782        58,375         60,434
Accrued interest receivable                                                                6,084         5,454          6,237
Stock in FHLB and Federal Reserve Bank                                                    11,821        10,243         11,787
Cash surrender value of life insurance                                                    38,614        37,509         38,369
Other assets                                                                              44,018        42,454         41,673
                                                                                     -----------   -----------   ------------

     TOTAL ASSETS                                                                    $ 1,383,527   $ 1,288,036   $  1,423,128
                                                                                     ===========   ===========   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
 Noninterest-bearing                                                                 $    95,972   $    89,854   $     89,487
 Interest-bearing                                                                        944,523       874,024        977,719
                                                                                     -----------   -----------   ------------
     TOTAL DEPOSITS                                                                    1,040,495       963,878      1,067,206

Advances from FHLB                                                                       146,090       156,090        156,090
Federal funds borrowed and security repurchase agreements                                 38,157        15,155         49,456
Notes payable                                                                              3,860         1,820          3,965
Junior subordinated debentures owed to unconsolidated subsidiary trusts                   31,959        31,959         31,959
Accrued expenses and other liabilities                                                    21,222        19,000         13,913
                                                                                     -----------   -----------   ------------
     TOTAL LIABILITIES                                                                 1,281,783     1,187,902      1,322,589

Stockholders' Equity
 Convertible preferred stock, par value $.001 per share; authorized 5,000,000 shares;
   -0-, 62,000 and 62,000 shares issued and outstanding, respectively                          -             -              -
  Common stock, par value $.001 per share; authorized 25,000,000 shares;
    shares issued 19,805,956, 18,025,932 and 18,025,932, respectively;
    outstanding 19,551,411, 17,729,062 and 17,749,846, respectively                           20            18             18
  Surplus - preferred                                                                          -         6,193          6,193
         - common stock                                                                   84,589        68,437         68,428
  Retained earnings                                                                       19,824        30,925         29,591
  Accumulated other comprehensive loss                                                      (648)       (2,594)        (1,094)
  Treasury stock, at cost                                                                   (341)         (430)          (390)
  Unearned ESOP stock                                                                     (1,651)       (1,866)        (1,758)
  Unearned restricted stock                                                                  (49)         (549)          (449)
                                                                                     -----------   -----------   ------------
     TOTAL STOCKHOLDERS' EQUITY                                                          101,744       100,134        100,539
                                                                                     -----------   -----------   ------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $ 1,383,527   $ 1,288,036   $  1,423,128
                                                                                     ===========   ===========   ============

                      THE BANC CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   THREE MONTHS ENDED         SIX MONTHS ENDED     YEAR ENDED
                                                                         JUNE 30                  JUNE 30          DECEMBER 31
                                                                ------------------------   ----------------------  -----------
                                                                   2005          2004         2005        2004        2004
                                                                -----------   ----------   ----------  ----------  ----------
                                                                (UNAUDITED)   (UNAUDITED)  (UNAUDITED) (UNAUDITED)
INTEREST INCOME
Interest and fees on loans                                      $    15,590   $   13,691   $   30,468  $   27,258  $   56,184
Interest on investment securities
  Taxable                                                             2,945        2,109        5,870       3,822       8,897
  Exempt from Federal income tax                                         59           26          117          41         143
Interest on federal funds sold                                          109           41          191          75         202
Interest and dividends on other investments                             254          231          497         396         734
                                                                -----------   ----------   ----------  ----------  -----------

   Total interest income                                             18,957       16,098       37,143      31,592      66,160

INTEREST EXPENSE
Interest on deposits                                                  6,528        4,505       12,565       8,782      19,188
Interest on FHLB advances and other borrowings                        1,881        1,456        3,738       3,122       6,356
Interest on subordinated debentures                                     699          626        1,384       1,252       2,579
                                                                -----------   ----------   ----------  ----------  ----------

  Total interest expense                                              9,108        6,587       17,687      13,156      28,123
                                                                -----------   ----------   ----------  ----------  ----------

        NET INTEREST INCOME                                           9,849        9,511       19,456      18,436      38,037

Provision for loan losses                                             1,500            -        2,250           -         975
                                                                -----------   ----------   ----------  ----------  ----------

     NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES              8,349        9,511       17,206      18,436      37,062

NONINTEREST INCOME
Service charges and fees on deposits                                  1,166        1,397        2,278       2,788       5,204
Mortgage banking income                                                 762          383        1,208         787       1,664
Investment security (losses) gains                                      (68)          37         (977)        428         (74)
Gain on sale of branches                                                  -            -            -         739         739
Increase in cash surrender value of life insurance                      391          410          742         813       1,643
Insurance proceeds                                                    5,000            -        5,000           -           -
Other income                                                            510          572          987       1,012       2,090
                                                                -----------   ----------   ----------  ----------  ----------

    TOTAL NONINTEREST INCOME                                          7,761        2,799        9,238       6,567      11,266

NONINTEREST EXPENSES
Salaries and employee benefits                                        5,927        5,871       11,329      11,457      23,481
Occupancy, furniture and equipment expense                            2,059        2,094        4,040       4,052       8,047
Management separation costs                                           2,961            -       15,338           -           -
Loss on sale of loans                                                     -            -            -           -       2,293
Other                                                                 4,536        3,202        8,098       6,804      14,116
                                                                -----------   ----------   ----------  ----------  ----------

    TOTAL NONINTEREST EXPENSES                                       15,483       11,167       38,805      22,313      47,937
                                                                -----------   ----------   ----------  ----------  ----------

        Income (loss) before income taxes                               627        1,143      (12,361)      2,690         391

INCOME TAX EXPENSE (BENEFIT)                                             67           79       (4,905)        398        (796)
                                                                -----------   ----------   ----------  ----------  ----------

        NET INCOME (LOSS)                                               560        1,064       (7,456)      2,292       1,187

         Preferred stock dividends                                      305          217          305         217         446
         Effect of early conversion of preferred stock                2,006            -        2,006           -           -
                                                                -----------   ----------   ----------  ----------  ----------

        NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS      $    (1,751)  $      847   $   (9,767) $    2,075    $    741
                                                                ===========   ==========   ==========  ==========  ==========

BASIC NET (LOSS) INCOME PER COMMON SHARE                        $     (0.09)  $     0.05   $    (0.53) $     0.12    $   0.04
                                                                ===========   ==========   ==========  ==========  ==========
DILUTED NET (LOSS) INCOME PER COMMON SHARE                      $     (0.09)  $     0.05   $    (0.53) $     0.11    $   0.04
                                                                ===========   ==========   ==========  ==========  ==========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                           18,726       17,578       18,562      17,569      17,583
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, ASSUMING DILUTION        18,726       18,487       18,562      18,532      17,815